UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LEOPARD CAPITAL, INC.
(Exact name of Registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Rm. 2703-4, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of principal executive offices)	(Zip Code)

Ambassador Capital Group, Inc. Consulting Agreement
Hing Bin, Lau Consulting Agreement
Huan Zhuan, Wu Consulting Agreement
Tsz King, Chan Consulting Agreement
Wai Hon, Chiu Consulting Agreement
(Full title of the plans)

Samuel K.K. Lo
Room 7A, Deltec Court,
73c Waterloo Road, Kowloon, Hong Kong
(Name and address of agent for service)

852 2802 1555
(Telephone number, including area code, of agent for service)

Copy To:

Gary S. Joiner
Frascona Joiner Goodman and Greenstein, P.C.
4750 Table Mesa Drive
Boulder, CO 80305

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (1)	Proposed maximum offering price per share (2)	Proposed maximum aggregate offeringprice	Amount of registration fee
Common stock, $0.001 par value	1,800,000	$ 2.00	$ 3,600,000	$456.12

(1) Consists of the total aggregate number of shares reserved for issuance pursuant to the Consulting Agreements described herein.

(2) Estimated solely for the purpose of computing the registration fee upon the basis of fluctuating market prices pursuant to Rule 457(c) and (h) under the Securities Act of 1933, as amended. The Proposed Maximum Offering Price Per Share was determined by averaging the high and low prices of the common shares of Leopard Capital, Inc., as reported on the Over the Counter Bulletin Board on February 18, 2004

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.         PLAN INFORMATION.

On February 18, 2004, the Company entered into Consulting Agreements with Ambassador Capital Group, Inc., Hing Bun Lau, Wai Hon Chiu, Huan Zhuan Wu and Tsz King Chan. Copies of these Consulting Agreements are attached to this registration statement as exhibits. Under the terms of these Consulting Agreements, the Company is required to issue shares of its common stock to the consultants as consideration for the services to be provided. A total aggregate of 1,800,000 shares are to be issued to the various consultants pursuant to the terms of the Consulting Agreements.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to the consultants as specified by Rule 428(b) (1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

ITEM 2.         REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

The Company hereby undertakes to provide the consultants without charge, upon written or oral request, with copies of all documents incorporated by reference in Item 3 of Part II of this registration statement. Such documents are incorporated by reference in the Section 10(a) prospectus. Other documents required to be delivered to consultants pursuant to Rule 428(b) under the Securities Act of 1933 are also available without charge upon written or oral request. Requests for documents should be addressed to the Company c/o Gary S. Joiner, 4750 Table Mesa Drive, Boulder, Colorado 80305. Telephone: 303-494-3000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.         INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents previously or concurrently filed by the Company with the Commission are hereby incorporated by reference into this Registration Statement:

        (a)         The Companys Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002 (the "Annual Report") filed by the Company (SEC File No. 000-30644) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on February 28, 2003.

        (b)         All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in (a) above.

         (c)         The description of the Companys Common Stock set forth under the caption "Description of Securities" in its 10-SB/A Registration Statement filed with the Commission on August 31, 1999, is hereby incorporated by reference.

All of the above documents and documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement and to be a part thereof from the date of the filing of such documents. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein or therein shall be deemed to be modified or superseded for purposes of this Registration Statement and the prospectus which is a part hereof (the "Prospectus") to the extent that a statement contained herein or therein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement and the Prospectus.

ITEM 4.         DESCRIPTION OF SECURITIES.
Not applicable.

ITEM 5.         INTERESTS OF NAMED EXPERTS AND COUNSEL.
Not applicable.

ITEM 6.         INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person made a party to any lawsuit by reason of being our director or officer, or serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such actions suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 7.         EXEMPTION FROM REGISTRATION CLAIMED.
Not Applicable.

ITEM 8.         EXHIBITS.

See the Exhibit Index following the signature page in this Registration Statement, which Exhibit Index is incorporated herein by reference.

ITEM 9.         UNDERTAKINGS.

         (a)         The undersigned Company hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to: (i) include any prospectus required by Section 10(a) (2) of the Securities Act; (ii) reflect in the prospectus any facts or events arising after the effective date of the Registration Statement which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424 (b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and (iii) include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; PROVIDED, HOWEVER, that provisions (i) and (ii) of this undertaking do not apply if the information required to be included in a post--effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Company pursuant to the Exchange Act that are incorporated by reference into the Registration Statement;

                 (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

                 (3) To remove from registration by means of post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Companys annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15 (d) of the Exchange Act) that is incorporated by reference in Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and, is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

The Registrant: Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in the Wanchai, Hong Kong, February 20, 2004.

LEOPARD CAPITAL, INC.

By: /s/ Kung Sze Chau
Kung Sze Chau, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Kung Sze Chau
Kung Sze Chau, Chief Executive Officer and Director

Date: February 20, 2004

/s/ Zhu Xiaoxin
Zhu Xiaoxin, President and Director

Date: February 20, 2004

/s/ Lai Man Yuk
Lai Man Yuk, Vice President and Director

Date: February 20, 2004

/s/ Jeff Cheung Ming
Jeff Cheung Ming, Principal Accounting Officer

Date: February 20, 2004

/s/ Song Feng
Song Feng, Chief Operating Officer

Date: February 20, 2004

CHINA EXPERT NETWORK COMPANY LIMITED

INDEX TO EXHIBITS

EXHIBIT NO.	DESCRIPTION
10.1	Consulting Agreement by and between Leopard Capital and Huan Zhuan, Wu
10.2	Consulting Agreement by and between Leopard Capital and Tsz King, Chan
10.3	Consulting Agreement by and between Leopard Capital Wai Hon, Chiu
10.4	Consulting Agreement by and between Leopard Capital and Ambassador Capital Group
10.5	Consulting Agreement by and between Leopard Capital and Hing Bun, Lau
5.1	Opinion of Gary S. Joiner
23.1	Consent of McLean Majdanski, Chartered Accountants

Exhibit 10.1

CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made the February 18, 2004 by and between Leopard Capital, Inc. (the "Company"), and Mr. Huan Zhuan, Wu (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the Consultant with respect to corporate finance and reporting of Company;

WHEREAS, the Consultant is willing to provide her services to the Company provided for in the Agreement as set forth below;

AGREEMENT

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.         TERM

The term of this Agreement shall commence on the date hereof and end on February 17, 2009.

2.         CONSULTING SERVICES

        (a)         Consulting Services. The corporate finance of the Company and other related business. ("Consulting Services"). The Consulting Services will be performed with specific regard to the following:

1. Financial reporting:

a) Assist in corporate and financial reporting to Security and Exchange Commission ( EC

2. Merger and acquisitions

a) Evaluate the possibilities of acquisitions and mergers for the Company in US and China

b) Perform feasibility studies on possible acquisitions opportunities

c) Prepare documentations and execute acquisition and merger plans in China and US

d) Perform aftermath post-acquisition evaluations

        (b)         Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 240,000 shares of the Company's Common stock (the "Shares") up front and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The same number of shares is to be returned to the Company if the services provided in Clause 2 do not satisfy the Company requirements as further elaborated in Exhibit.

        (c)         Issuance. Issuance and delivery of the Shares shall be immediately after the full reporting date of the Company, at which time, the Company shall deliver to the Consultant: (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

3.         CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4.         REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

         (a)         Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (b)         Authorization of Agreement. The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

         (c)         Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act.

5.         INDEMNIFICATION

         (a)         The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

         (b)          The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

6.         REPRESENTATION OF THE CONSULTANT

The Consultant represents that she is a qualified expert in her field in terms of providing Consulting Services to the Company and her provision of the Consulting Services is legal.

7.         INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8.         NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

To Consultant:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong
To the Company:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong

9.         MISCELLANEOUS

         (a)         Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b)         Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c)          Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, the United States of America, without regard to its conflict of laws rules and principles.

         (d)          Each party hereby agrees to solve any dispute through friendly discussions and arbitration in New York City pursuant to the rules of the American Arbitration Association with one arbitrator jointly selected by the parties. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

         (e)         Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (f)          Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (g)          Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (h)         Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (i)         Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written

LEOPARD CAPITAL, INC.

By: /s/ Zhu Xiao Xin
Zhu Xiao Xin
President

/s/ Huan Zhuan, Wu
HUAN ZHUAN, WU

EXHIBIT

Time Table of Consulting Services

By Huan Zhuan, Wu

Period	Services to be performed
Feb 2004 to Feb, 2005	Assist in timely financial reporting to SEC
Mar 2005 to Feb 2006	Assist in timely financial reporting to SEC Evaluate merger and acquisition possibilities
Mar 2006 to Feb 2007	Assist in timely financial reporting to SEC Perform feasibility studies on possible merger and acquisition targets
Mar 2007to Feb 2008	Assist in timely financial reporting to SEC
Mar 2008 to Feb 2009	Assist in timely financial reporting to SEC Perform aftermath post acquisition evaluations

Exhibit 10.2

CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made the February 18, 2004 by and between Leopard Capital, Inc. (the "Company"), and Mr. Tsz King, Chan (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the Consultant with respect to corporate finance and reporting of Company;

WHEREAS, the Consultant is willing to provide his services to the Company provided for in the Agreement as set forth below;

AGREEMENT

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.         TERM

The term of this Agreement shall commence on the date hereof and end on February 17, 2009.

2.         CONSULTING SERVICES

        (a)         Consulting Services. The corporate finance and reporting of the Company and other related business. ("Consulting Services"). The Consulting Services will be performed with specific regard to the following:

Financial reporting:

a) Assist in corporate and financial reporting to Security and Exchange Commission ( EC ; and

b) Evaluate, assess, plan and implement the financial and internal control system of the Company and perform aftermath evaluation.

         (b)         Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 70,000 shares of the Company's Common stock (the "Shares") up front and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The same number of shares is to be returned to the Company if the services provided in Clause 2 do not satisfy the Company requirements as further elaborated in Exhibit.

         (c)         Issuance. Issuance and delivery of the Shares shall be immediately after the full reporting date of the Company, at which time, the Company shall deliver to the Consultant: (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

3.         CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4.         REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

         (a)          Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (b)          Authorization of Agreement. The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

(c) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act.

5.         INDEMNIFICATION

         (a)         The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

         (b)         The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

6.         REPRESENTATION OF THE CONSULTANT

The Consultant represents that she is a qualified expert in her field in terms of providing Consulting Services to the Company and her provision of the Consulting Services is legal.

7.         INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8.         NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

To Consultant:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong
To the Company:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong

9.         MISCELLANEOUS

         (a)         Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b)         Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c)         Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, the United States of America, without regard to its conflict of laws rules and principles.

         (d)         Each party hereby agrees to solve any dispute through friendly discussions and arbitration in New York City pursuant to the rules of the American Arbitration Association with one arbitrator jointly selected by the parties. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

         (e)         Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (f)         Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (g)         Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (h)         Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

        (i)         Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written

LEOPARD CAPITAL, INC.

By: /s/ Zhu Xiao Xin
Zhu Xiao Xin
President

/s/ Tsz King, Chan
TSZ KING, CHAN

EXHIBIT

Time Table of Consulting Services By Tsz King, Chan
Period	Services to be performed
Feb 2004 to Feb, 2005	Assist in timely financial reporting to SEC Evaluate the existing internal control system of the Company
Mar 2005 to Feb 2006	Assist in timely financial reporting to SEC Perform feasibility study on the internal control system of the Company
Mar 2006 to Feb 2007	Assist in timely financial reporting to SEC Plan and document the implementation plan for the new internal control system for the Company
Mar 2007to Feb 2008	Assist in timely financial reporting to SEC Implement the internal control system as planned and documented
Mar 2008 to Feb 2009	Assist in timely financial reporting to SEC Evaluate the results of the internal control system after implementation

Exhibit 10.3

CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made the February 18, 2004 by and between Leopard Capital, Inc. (the "Company"), and Mr. Wai Hon, Chiu (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the Consultant with respect to IT process improvement of the Company;

WHEREAS, the Consultant is willing to provide his services to the Company provided for in the Agreement as set forth below;

AGREEMENT

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.         TERM

The term of this Agreement shall commence on the date hereof and end on February 17, 2009.

2.         CONSULTING SERVICES

         (a)         Consulting Services. The IT process improvement of the Company and other related business. ("Consulting Services"). The Consulting Services will be performed with specific regard to the following:

IT process improvement program:

a) Assist in the Company IT process improvement program to establish an improvement implementation plan for the Company daily operation; and

b) Evaluate and assess on existing workflow system and perform feasibilities studies on the IT process improvement plans.

         (b)         Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 540,000 shares of the Company's Common stock (the "Shares") up front and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The same number of shares is to be returned to the Company if the services provided in Clause 2 do not satisfy the Company requirements as further elaborated in Exhibit.

         (c)         Issuance. Issuance and delivery of the Shares shall be immediately after the full reporting date of the Company, at which time, the Company shall deliver to the Consultant: (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

3.         CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4.         REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

         (a)         Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (b)         Authorization of Agreement. The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

         (c)         Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act.

5.         INDEMNIFICATION

         (a)         The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

         (b)         The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

6.         REPRESENTATION OF THE CONSULTANT

The Consultant represents that she is a qualified expert in her field in terms of providing Consulting Services to the Company and her provision of the Consulting Services is legal.

7.         INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8.         NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

To Consultant:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong
To the Company:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong

9.         MISCELLANEOUS

         (a)         Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b)         Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c)         Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, the United States of America, without regard to its conflict of laws rules and principles.

         (d)         Each party hereby agrees to solve any dispute through friendly discussions and arbitration in New York City pursuant to the rules of the American Arbitration Association with one arbitrator jointly selected by the parties. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

         (e)         Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (f)         Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (g)         Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (h)         Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (i)         Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written

LEOPARD CAPITAL, INC.

By: /s/ Zhu Xiao Xin
Zhu Xiao Xin
President

/s/ Wai Hon, Chiu
WAI HON, CHIU

EXHIBIT

Time Table of Consulting Services By Wai Hon, Chiu
Period	Services to be performed
Feb 2004 to Feb 2005	Evaluate the existing workflow system for Company's program development
Mar 2005 to Feb 2006	Perform feasibilities study on the process improvement plan to improve existing workflow system
Mar 2006 to Feb 2007	Establish and document detail execution plan for the process improvement implementation plan for the Company operation
Mar 2007to Feb 2008	Implement the program development process improvement plan as plan
Mar 2008 to Feb 2009	Evaluate the process improvement plan and procedures after implementation

Exhibit 10.4

CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made the February 18, 2004 by and between Leopard Capital, Inc. (the "Company"), and Ambassador Capital Group, Inc. (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the Consultant with respect to corporate finance and marketing of Company;

WHEREAS, the Consultant is willing to provide its services to the Company provided for in the Agreement as set forth below;

AGREEMENT

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.         TERM

The term of this Agreement shall commence on the date hereof and end on February 17, 2009.

2.         CONSULTING SERVICES

         (a)         Consulting Services. The corporate finance and marketing of the Company and other related business. ("Consulting Services"). The Consulting Services will be performed with specific regard to the following:

Consultancy services and marketing:

a) Provision of corporate finance consultancy services and marketing the Company to investors; and

b) Evaluate, perform feasibility studies on U.S. IT market and also, promote the Company to potential customers in U.S. IT market, plan and acquire new customers for the Company to expand the markets of the Company in U.S.

         (b)         Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 400,000 shares of the Company's Common stock (the "Shares") up front and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The same number of shares is to be returned to the Company if the services provided in Clause 2 do not satisfy the Company requirements as further elaborated in Exhibit.

         (c)         Issuance. Issuance and delivery of the Shares shall be immediately after the full reporting date of the Company, at which time, the Company shall deliver to the Consultant: (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

3.         CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4.         REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

         (a)         Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (b)         Authorization of Agreement. The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

         (c)         Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act.

5.         INDEMNIFICATION

         (a)         The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

         (b)          The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

6.         REPRESENTATION OF THE CONSULTANT

The Consultant represents that she is a qualified expert in her field in terms of providing Consulting Services to the Company and her provision of the Consulting Services is legal.

7.         INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8.         NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

To Consultant:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong
To the Company:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong

9.         MISCELLANEOUS

         (a)         Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b)         Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c)         Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, the United States of America, without regard to its conflict of laws rules and principles.

         (d)         Each party hereby agrees to solve any dispute through friendly discussions and arbitration in New York City pursuant to the rules of the American Arbitration Association with one arbitrator jointly selected by the parties. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

         (e)         Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (f)         Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (g)         Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (h)         Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (i)         Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written

LEOPARD CAPITAL, INC.

By: /s/ Zhu Xiao Xin
Zhu Xiao Xin
President

AMBASSADOR CAPITAL GROUP, INC.

EXHIBIT

Time Table of Consulting Services By Ambassador Capital Group, Inc.
Period	Services to be performed
Feb 2004 to Feb, 2005	Work with professionals to facilitate listing
Mar 2005 to Feb 2006	Evaluate U.S. IT market opportunities
Mar 2006 to Feb 2007	Perform feasibility studies on US IT market
Mar 2007to Feb 2008	Promote the company to potential customers in U.S. IT market
Mar 2008 to Feb 2009	Acquire new customers for the company and perform after sales service

Exhibit 10.5

CONSULTING AGREEMENT

This consulting agreement (this "Agreement") is made the February 18, 2004 by and between Leopard Capital, Inc. (the "Company"), and Mr. Hing Bun, Lau (the "Consultant").

RECITALS

WHEREAS, the Company wishes to engage the Consultant with respect to technology support of Company;

WHEREAS, the Consultant is willing to provide his services to the Company provided for in the Agreement as set forth below;

AGREEMENT

NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.         TERM

The term of this Agreement shall commence on the date hereof and end on February 17, 2009.

2.         CONSULTING SERVICES

         (a)         Consulting Services. The technology support of the Company and other related business. ("Consulting Services"). The Consulting Services will be performed with specific regard to the following:

Technology support:

a) Assist in technology support and perform feasibility studies on IT security and protection system; and

b) Develop and evaluate Internet security system and firewall protection and perform feasibility studies on existing IT security and protection system of the Company.

         (b)         Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 550,000 shares of the Company's Common stock (the "Shares") up front and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Exchange Act of 1934, as amended ("Exchange Act"). The same number of shares is to be returned to the Company if the services provided in Clause 2 do not satisfy the Company requirements as further elaborated in Exhibit.

         (c)          Issuance. Issuance and delivery of the Shares shall be immediately after the full reporting date of the Company, at which time, the Company shall deliver to the Consultant: (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and (ii) evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

3.         CONFIDENTIAL INFORMATION

In connection with the providing of Consulting Services, hereunder, the Consultant may come into contact with information concerning the Company which the Company deems confidential (the Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take necessary security measures to preserve and protect the secrecy of such Confidential Information, and to hold such Confidential Information in strict confidence and not to disclose such Confidential Information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of Consulting Services under this Agreement provided that such assistant enters into similar agreement to protect the Confidential Information.

4.         REPRESENTATION AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Consultant that as of the date hereof:

         (a)         Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (b)         Authorization of Agreement. The Company has taken all actions and has obtained all consents or approvals necessary to authorize it to enter into this Agreement.

         (c)         Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act.

5.         INDEMNIFICATION

         (a)         The Company shall indemnify the Consultant from and against any and all expenses (including reasonable attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful.

         (b)         The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services to the Company pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful.

6.         REPRESENTATION OF THE CONSULTANT

The Consultant represents that she is a qualified expert in her field in terms of providing Consulting Services to the Company and her provision of the Consulting Services is legal.

7.         INDEPENDENT CONTRACTOR STATUS

It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company.

8.         NOTICE

All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

To Consultant:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong
To the Company:	First Asia Finance Group Limited Room 3505-06, 35th Floor Edinburgh Tower, The Landmark 15 Queen Road Central Hong Kong

9.         MISCELLANEOUS

         (a)          Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b)         Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c)         Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of New York, the United States of America, without regard to its conflict of laws rules and principles.

         (d)         Each party hereby agrees to solve any dispute through friendly discussions and arbitration in New York City pursuant to the rules of the American Arbitration Association with one arbitrator jointly selected by the parties. Arbitration shall be the exclusive and final remedy, the award of which shall be final and enforceable against the parties.

         (e)         Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (f)         Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (g)         Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (h)          Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (i)          Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same agreement, binding upon both parties hereto, not withstanding that both parties are not signatories to the original or the same counterpart.

IN WITNESS WHEREOF, the parties have caused this CONSULTING AGREEMENT to be duly executed as of the day and year first above written

LEOPARD CAPITAL, INC.

By: /s/ Zhu Xiao Xin
Zhu Xiao Xin
President

/s/ Hing Bun, Liu
HING BUN, LIU

EXHIBIT

Time Table of Consulting Services By Hing Bun, Liu
Period	Services to be performed
Feb 2004 to Feb, 2005	Perform feasibility studies on IT security and protection systems for the Company's projects
Mar 2005 to Feb 2006	Develop Internet security system and firewall protection for servers of e-government platform
Mar 2006 to Feb 2007	To follow up the feasibility study, to develop the security USB key chain system for user level
Mar 2007to Feb 2008	To follow up the feasibility study, to standardize data base structure for all e-government applications for securities purpose
Mar 2008 to Feb 2009	Evaluate and perform debug on all the IT securities systems developed and implemented

EXHIBIT 5.1

Gary S. Joiner

Frascona Joiner Goodman and Greenstein, P.C.

4750 Table Mesa Drive

Boulder, CO 80305

Phone: (303) 494-3000

Facsimile: (949) 494-6309

February 20, 2004

Leopard Capital, Inc.
Rm. 2703-4, Great Eagle Centre
23 Harbour Road
Wanchai, Hong Kong

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

At your request, we have examined the Registration Statement on Form S-8 (the "Registration Statement") as proposed to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of the offer and sale or resale of up to 1,800,000 shares of Common Stock, $0.001 par value per share (the "Common Stock"), of Leopard Capital,Inc., a Nevada corporation (the "Company"), upon the Common Stock granted and for the resale of the Common Stock granted pursuant to the Company's consulting agreements. We have further examined the proceedings that you have previously taken and are familiar with the additional proceedings proposed to be taken in connection with the authorization, issuance, and sale of the Common Stock.

Subject to compliance with applicable state securities and "Blue Sky" laws, we are of the opinion that the Common Stock, upon issuance and sale (or resale, if applicable) , in the manner described in the Registration Statement, will be (or has been and is, if applicable), legally issued and fully paid, and will (or does, if applicable) constitute nonassessable securities of the Company.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name in the Prospectus constituting a part thereof.

Very truly yours,

/S/ GARY S. JOINER
FRASCONA JOINER GOODMAN AND GREENSTEIN, P.C.

EXHIBIT 23.1

McLean Majdanski Chartered Accountants	Suite 840 - 475 West Georgia St. Vancouver, BC V6B 4M9 Canada ken-mclmaj@telus.net Telephone: (604) 683-4533 Facsimile: (604) 683-2585

February 20, 2004

Leopard Capital, Inc.
Room 2703 - 4, Great eagle Centre
23 Harbour Road
Wanchai, Hong Kong

Dear Sir or Madame:

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the use, by incorporation by reference, in the Form S-8 Registration Statement under the Securities Act of 1933 of Leopard Capital, Inc. (a Nevada corporation) (Registrant) of our report dated February 27, 2003 on the balance sheets of Leopard Capital, Inc. as of December 31, 2002 and 2001 and the related statements of operations, shareholders' deficit and cash flows for each of the years ended December 31, 2002 and 2001, and from inception, June 18, 1990, to December 31, 2002 contained in the Registrants annual report on Form 10-KSB for the year ended December 31, 2002.

McLean Majdanski
Chartered Accountants
Vancouver, B.C.

Date: 20 February 2004